La Jolla Pharmaceutical Company Announces Third Quarter and
Year-to-Date 2014 Financial Results and Corporate Highlights

SAN DIEGO, CA - November 12, 2014 - La Jolla Pharmaceutical Company (NASDAQ: LJPC) (the Company or La Jolla), a leader in the development of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases, today reported third quarter and year-to-date 2014 financial results and highlighted recent corporate progress and near-term milestones.

Recent Corporate Highlights

•
On November 12, 2014, La Jolla announced that it is presenting detailed results from its multicenter, randomized, placebo-controlled, Phase 2 study of GCS-100, La Jolla’s first-in-class galectin-3 inhibitor, in advanced chronic kidney disease (CKD) patients, in which GCS-100 met its primary efficacy endpoint of a statistically significant improvement in kidney function, at a poster session at the American Society of Nephrology’s (ASN) Kidney Week Annual Meeting.

•
On October 14, 2014, La Jolla presented positive data from a preclinical study of LJPC-501, La Jolla’s proprietary formulation of angiotensin II, in the treatment of catecholamine-resistant hypotension (CRH).

•	On August 25, 2014, La Jolla announced that the first patient had been enrolled in the Phase 1/2 clinical trial of LJPC-501 for the treatment of type 1 and type 2 hepatorenal syndrome (HRS).

•
On July 28, 2014, La Jolla closed an underwritten public offering of approximately 5.4 million shares of common stock at a public offering price of $10.50 per share. The Company received total net proceeds of approximately $53.1 million, providing sufficient capital to fund operations through 2016.

•	On July 15, 2014, La Jolla announced positive data from a preclinical study of LJPC-1010, La Jolla’s second-generation galectin-3 inhibitor, in the treatment of nonalcoholic steatohepatitis (NASH).

•
On July 8, 2014, La Jolla announced that it plans to initiate a Phase 3 registration program with LJPC-501 in the treatment of CRH, as a result of a meeting between La Jolla and the U.S. Food and Drug Administration (FDA) at which agreement was reached that blood pressure is an appropriate primary endpoint for approval.

“We have continued to have a very exciting year so far, highlighted by the announcement of our plans for our LJPC-501 Phase 3 registration program, the positive detailed results from our Phase 2 clinical trial of GCS-100 in advanced CKD and the close of our recent financing,” said George Tidmarsh, M.D., Ph.D., La Jolla’s President and Chief Executive Officer. “During the remainder of 2014, we look forward to moving our new LJPC-501 CRH Phase 3 program forward, continuing the progress of our GCS-100 CKD program and advancing our other new and exciting programs.”

Near-Term Corporate Milestones

•	In the first quarter of 2015, La Jolla plans to initiate a Phase 3 registration program of LJPC-501 in CRH.

•	In the first quarter of 2015, La Jolla plans to initiate a large, multicenter, randomized, placebo-controlled, Phase 2b clinical trial of GCS-100 in CKD.

•	In the first quarter of 2015, La Jolla plans to file an Investigational New Drug Application (IND) with the FDA and initiate a Phase 1 clinical trial of LJPC-1010.

•	In 2015, La Jolla plans to file an IND and commence a Phase 1 clinical trial of LJPC-401, La Jolla’s novel formulation of hepcidin, in iron overload.

Results of Operations

At September 30, 2014, La Jolla had $54.1 million in cash, as compared to $8.6 million of cash at December 31, 2013. The significant increase in cash is due to the close of an underwritten public offering of common stock in July of 2014, with net proceeds to La Jolla of approximately $53.1 million.

La Jolla’s cash used in operating activities for the nine months ended September 30, 2014 was $7.5 million, compared to $2.7 million for the same period in 2013.

La Jolla’s comprehensive net loss attributable to common shareholders for the three and nine months ended September 30, 2014 was $5.1 million and $14.5 million, or $0.37 per share and $1.58 per share, respectively, compared to a comprehensive net loss attributable to common shareholders of $4.5 million and $12.3 million, or $5.45 per share and $21.35 per share, respectively, for the same periods in 2013.

The increase in cash used in operating activities and comprehensive net loss attributable to common shareholders was primarily due to increases in research and development expenses related to the Phase 2 clinical trial of GCS-100 in advanced CKD, the Phase 1/2 clinical trial of LJPC-501 in HRS and preclinical work on LJPC-1010 and LJPC-401.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has four product candidates in development. LJPC-501 is La Jolla’s proprietary formulation of angiotensin II for the potential treatment of catecholamine-resistant hypotension (CRH) and hepatorenal syndrome (HRS). GCS-100 is La Jolla’s first-in-class galectin-3 inhibitor for the potential treatment of chronic kidney disease (CKD). LJPC-1010, La Jolla’s second-generation galectin-3 inhibitor, is a more potent and purified derivative of GCS-100 that can be delivered orally for the potential treatment of nonalcoholic steatohepatitis (NASH) and other diseases characterized by tissue fibrosis. LJPC-401 is La Jolla’s novel formulation of hepcidin for the potential treatment of iron overload. For more information on La Jolla, please visit
http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company’s future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the timing for the commencement of clinical studies and the anticipated timing for completion of such studies; the success of future development activities for LJPC-501, GCS-100, LJPC-1010 and LJPC-401; estimated market sizes and the ability to successfully receive Orphan Drug designation for LJPC-501; and potential indications for which LJPC-501, GCS-100, LJPC-1010 and LJPC-401 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

(financial tables follow)

LA JOLLA PHARMACEUTICAL COMPANY
Unaudited Condensed Statements of Operations and Comprehensive Loss
(in thousands, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Expenses:
Research and development	$2,625	$948	$6,218	$2,303
General and administrative	2,436	3,225	8,259	9,238
Total expenses	5,061	4,173	14,477	11,541
Loss from operations	(5,061)	(4,173)	(14,477)	(11,541)
Other income:
Other income, net	9	1	13	3
Net loss and comprehensive loss	(5,052)	(4,172)	(14,464)	(11,538)
Convertible preferred stock dividends earned	—	(337)	—	(801)
Net loss attributable to common shareholders	$(5,052)	$(4,509)	$(14,464)	$(12,339)
Basic and diluted net loss per share	$(0.37)	$(5.45)	$(1.58)	$(21.35)
Shares used in computing basic and diluted net loss per share	13,646	827	9,131	578

LA JOLLA PHARMACEUTICAL COMPANY
Condensed Balance Sheets
(in thousands, except share and per-share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$54,131	$8,629
Restricted cash	37	37
Prepaid expenses and other current assets	153	43
Total current assets	54,321	8,709
Equipment and furnishings, net	114	38
Total assets	$54,435	$8,747

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$683	$834
Accrued expenses	900	187
Accrued payroll and related expenses	32	73
Total current liabilities	1,615	1,094
Shareholders’ equity:
Common Stock, $0.0001 par value; 100,000,000 and 12,000,000,000 shares authorized, and 15,225,980 and 4,404,407 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	4	4
Series C-1[2] Convertible Preferred Stock, $0.0001 par value; 11,000 shares authorized, 3,917 and 7,016 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	3,917	7,016
Series F Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized, 2,798 and 3,250 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	2,798	3,250
Additional paid-in capital	525,866	462,684
Accumulated deficit	(479,765)	(465,301)
Total shareholders’ equity	52,820	7,653
Total liabilities and shareholders' equity	$54,435	$8,747

Contacts

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

or

Chester S. Zygmont, III
Senior Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com